As filed with the Securities and Exchange Commission on December 23, 1999.
                                             Registration No. 333-_______

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                      ___________________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 under
                      THE SECURITIES ACT OF 1933
                      ___________________________

                  CHIQUITA BRANDS INTERNATIONAL, INC.
         (Exact name of registrant as specified in its charter)
                          250 East Fifth Street
                          Cincinnati, Ohio 45202
                             (513) 784-8000

        New Jersey                                    04-1923360
(State or other jurisdiction of             IRS Employer Identification No.
 incorporation or organization)

               (Address of Principal Executive Offices)
                     ____________________________

                 CHIQUITA SAVINGS AND INVESTMENT PLAN
                        _______________________

                         ROBERT W. OLSON, ESQ.
                Senior Vice President, General Counsel
                             and Secretary
                  Chiquita Brands International, Inc.
                         250 East Fifth Street
                        Cincinnati, Ohio 45202
                            (513) 784-8804
       (Name, address, including zip code, and telephone number,
              including area code, of agent for service)
                      __________________________


                    Calculation of Registration Fee

                                  Proposed
                                  Maximum        Proposed
Title Of          Amount          Offering       Maximum
Securities        To Be           Price          Aggregate    Amount of
To Be             Regis-          Per Share      Offering     Registration
Registered        tered           <F1>           Price <F1>   Fee <F2>
______________    _________       _________      ___________  ____________
Common Stock,     1,000,000       $3.6875        $3,687,500   $973.50
$.01 par value    shares

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan which is the subject of this Registration Statement.

<F1> Estimated solely for purposes of calculating the registration fee.

<F2> The registration fee has been calculated pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on December 16, 1999 of $3.6875 per share.

     This Registration Statement also relates to Form S-8 Registration Statements Nos. 33-2241, 33-16801, 33-42733, 33-56572 and 333-39671
     of the Registrant.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement, being filed in accordance with General Instruction E to Form S-8, incorporates by reference the contents of Form S-8 Registration Statements Nos. 33-2241, 33-16801, 33-42733, 33-56572 and 333-39671.

Item 3.  Incorporation of Documents by Reference

     The following documents are incorporated by reference in this Registration Statement.

     (a) The latest annual report filed by each of the Company and the Chiquita Savings and Investment Plan (the "Plan") pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Company and the Plan since December 31, 1998.

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A/A (Amendment No. 1) filed on June 18, 1998, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by each of the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing.

Item 5.  Interests of Named Experts and Counsel

     Robert W. Olson, Senior Vice President, General Counsel and Secretary of the Company, has delivered an opinion with respect to the legality of the shares of Common Stock issuable pursuant to the Chiquita Savings and Investment Plan. Mr. Olson presently holds employee stock options to purchase shares of the Company's Common Stock.

Item 8.  Exhibits

Exhibit No.          Description
___________          ___________________________________________________

     5               Opinion of Counsel

    23.1             Consent of Independent Auditors (Ernst & Young LLP)

    23.2             Consent of Counsel (included in Exhibit 5)

    24               Power of Attorney


     The Company undertakes that it will submit or has submitted the Chiquita Savings and Investment Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, as of the 23rd day of December, 1999.


                                   CHIQUITA BRANDS INTERNATIONAL, INC.


                                   By:  /s/ Carl H. Lindner
                                   ___________________________________
                                   Carl H. Lindner
                                   Chairman of the Board and
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, as of the 23rd day of December, 1999.

Signature                         Capacity


/s/Carl H. Lindner                Chairman of the Board and
______________________            Chief Executive Officer
Carl H. Lindner


/s/Keith E. Lindner               Vice Chairman of the Board
______________________
Keith E. Lindner


/s/Steven G. Warshaw              Director, President, and
______________________            Chief Operating Officer
Steven G. Warshaw


/s/Fred J. Runk                   Director
______________________
Fred J. Runk


/s/ Jean Head Sisco               Director
______________________
Jean Head Sisco


/s/William W. Verity              Director
______________________
William W. Verity


/s/Oliver W. Waddell              Director
______________________
Oliver W. Waddell


/s/Warren J. Ligan                Senior Vice President and
______________________            Chief Financial Officer
Warren J. Ligan


/s/William A. Tsacalis            Vice President and Controller
______________________            (Principal Accounting Officer)
William A. Tsacalis

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee, the committee with responsibility for administering the Chiquita Savings and Investment Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, as of December 23rd, 1999.


                               CHIQUITA SAVINGS AND INVESTMENT PLAN



                          By:  /s/ Bryan M. Valentine
                               ___________________________________________
                               Bryan M. Valentine
                               Chairman of the Employee Benefits Committee